Sub-Management Contract between Putnam Investment Management, LLC and Putnam
Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014
Incorporated by reference to Post-Effective Amendment No. 210 to the Registrants Registration
Statement filed on May 26, 2015.